News Release:

WidePoint Announces 2008 Financial Results

Company Reports Q4 Revenue Growth, Profitability and Improved Outlook for full year 2009

Washington D.C. – April 1, 2009 — WidePoint Corporation (NYSE AMEX: WYY), a leading provider of advanced information technology, identity assurance and protection, and mobile telecom expense management services, announced today its financial results for the quarter and year ended December 31, 2008.

Fourth Quarter Financial Highlights:

• Fourth quarter revenue increased approximately 155% to $10.2 million.

• Fourth quarter net income was approximately $285,000 on a fully diluted basis.

2008 Financial Highlights:

• Revenue increased approximately 151% to $35.4 million as a result of the acquisition of iSYS.

• Gross profit increased approximately 73% to $6.6 million.

• Loss from operations of $0.7 million included approximately $1.6 million in non-cash expenses.

• iSYS acquisition in 2008 added approximately $24.2 million to the company revenue stream as well as contributed to positive cash flow.

Fourth Quarter Results

Revenues for the fourth quarter ended December 31, 2008 were approximately $10.2 million as compared to approximately $4 million in the fourth quarter of 2007. The company recorded net income of approximately $285,000 compared to a net loss of approximately $319,000 in 2007.

2008 Results

Revenues for 2008 were approximately $35.4 million compared with approximately $14.1 million for 2007. The company recorded growth in all three of its primary operating segments.

-MORE-

WidePoint Corporation	Page 1 of 7

• The mobile telecom expense management (MTEM) segment added approximately $21 million to the company’s total revenues in 2008. The MTEM segment recorded revenue growth of approximately 38% with revenues increasing $5.8 million from $15.2 million for 2007 (prior to our acquisition in January 2008), to approximately $21.0 million for 2008. The company anticipates continuing revenue growth in this segment as federal agencies continue to adopt the company’s services under the recent contract award associated with the Federal Strategic Sourcing Initiative (FSSI) by the General Services Administration (GSA).

• Our PKI credentialing and managed services segment experienced revenue growth of approximately 5% with revenues increasing approximately $0.2 million from approximately $3.6 million for 2007, to approximately $3.8 million for 2008, as a result of the adoption of the Federal Government’s mandate under HSPD-12 and the continuing adoption of several U.S. federally-sponsored programs currently migrating from various pilot programs and other programs that are expanding their deployment as a result of continued adoption by the Department of Defense, the Transportation Security Administration and other U.S. agencies and departments.

• Our Consulting Services segment experienced increased revenues of approximately $0.1 million to approximately $10.7 million in 2008 compared with $10.6 million in 2007. The revenue was substantially the result of our acquisition of iSYS and the inclusion of its consulting services group into this segment, partially offset by reductions in commercial consulting group revenues associated with weak economic conditions.

Gross profit for the year was approximately $6.6 million, an increase of approximately $2.8 million over gross profit of approximately $3.8 million in 2007.

Sales, general and administrative expenses for the year were approximately $7.3 million, compared to approximately $4.4 million in 2007.

Loss from operations for the year was approximately $0.7 million, compared to $0.6 million in 2007. The loss from operations in 2008 included non-cash charges of approximately $1.6 million, which included depreciation and amortization expenses of approximately $1 million and stock compensation expenses associated with FAS 123 (r) of approximately $0.6 million. The loss from operations in 2007 included non-cash charges of approximately $0.7 million, which included depreciation and amortization expenses of approximately $0.5 million and stock compensation expenses associated with FAS 123 (r) of approximately $0.2 million.

Other interest expenses, (net) for the year were approximately $0.2 million, compared to interest income, (net) of $0.1 million in 2007.

Deferred income taxes for the year were approximately $0.2 million as compared to no deferred income taxes in 2007. The deferred income taxes are a non-cash item that resulted from our recognition of a deferred tax liability attributable to the differences in our treatment of the amortization of goodwill for tax purposes versus book purposes.

As a result of the above, the company had a net loss for the year of approximately $1.1 million or $0.02 per common share as compared to $0.5 million or $0.01 per common share in 2007.

Management Comment

WidePoint CEO Steve Komar said, “Our Mobile Telecom Managed Services segment, which we acquired in January 2008, provided us with most of our growth and financial improvement in 2008. Operating under the iSYS brand, the unit performed strongly and steadily from its acquisition date forward and kept up the pace all year long. We believe it’s a business in the right spot at the right time and we’re very pleased with the leadership of Jin Kang, the founder of iSYS, who continues to run the segment for us. Although growth was much slower in our PKI and consulting segments, we believe that each of these areas are well positioned and hold the promise of excellent performance in 2009.”

WidePoint Corporation	Page 2 of 7

WidePoint CFO Jim McCubbin said, “Our financial position continues to show improvement. We were pleased with our fourth quarter profitability in 2008 as well as our income from operations after excluding non-cash charges in 2008 as compared to 2007. As we look forward to 2009, there is every reason to believe that we should continue to see improvements in our balance sheet as well as improvements from our operations as our segments further evolve along the product life cycle. We anticipate revenue gains in 2009 in each of our three business segments although some of this could be affected by timing issues in project implementation quarter to quarter.”

WidePoint will hold a conference call with CEO Steve Komar, CFO Jim McCubbin and Ronald Oxley, EVP of sales and marketing, today, April 1 at 4:30 p.m. EST. The call will cover the company’s year-end results.

To participate, call 1-800-762-8779 any time after 4:20 p.m. ET on April 1, 2009. International callers should dial 1-480-248-5081. While in conference, if callers should experience any difficulty or require operator assistance, they can press the star followed by the zero button. This will call an operator to the line.

About WidePoint

WidePoint is a leading provider of advanced information technology products and services including identity assurance and information management and protection services, forensic informatics and wireless technology services. WidePoint has several wholly owned subsidiaries holding major contracts, Operational Research Consultants, Inc. (ORC), iSYS, LLC, Protexx, and WidePoint IL. WidePoint enables organizations to deploy fully compliant IT services in accordance with government-mandated regulations and advanced system requirements. For more information, visit http://www.widepoint.com.

An investment profile about WidePoint may be found at http://www.hawkassociates.com/profile/wyy.cfm.

For investor relations information regarding WidePoint, visit http://www.hawkassociates.com and http://www.americanmicrocaps.com, or contact Frank Hawkins, Hawk Associates, at 305-451-1888, e-mail: widepoint@hawkassociates.com. To receive notification of future releases via e-mail, subscribe at http://www.hawkassociates.com/about/alert/.

Safe-Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release may contain forward-looking information within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act), including all statements that are not statements of historical fact regarding the intent, belief or current expectations of the company, its directors or its officers with respect to, among other things: (i) the company’s financing plans; (ii) trends affecting the company’s financial condition or results of operations; (iii) the company’s growth strategy and operating strategy; and (iv) the declaration and payment of dividends. The words “may,” “would,” “will,” “expect,” “estimate,” “anticipate,” “believe,” “intend” and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the company’s ability to control, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors, including our ability to generate additional funding to finance our capital needs, our ability to implement our acquisition program and integrate acquired businesses into our company, our dependence on our key employees and significant customers, changes in the spending policies or budget priorities of the federal government and other factors discussed in the company’s Forms 10-K and 10-Q filed with the SEC.

WidePoint Corporation	Page 3 of 7

WIDEPOINT CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheets

	December 31
	2008	2007
Assets
Current assets:
Cash and cash equivalents	$4,375,426	$1,831,991
Accounts receivable	5,282,192	4,437,397
Unbilled accounts receivable	2,301,893	371,435
Prepaid expenses and other assets	267,666	328,539

Total current assets	12,227,177	6,969,362

Property and equipment, net	431,189	435,859
Goodwill	8,575,881	2,526,110
Intangibles, net	2,236,563	1,165,461
Other assets	110,808	167,164

Total assets	$23,581,618	$11,263,956

Liabilities and stockholders’ equity
Current liabilities:
Related party note payable	$2,140,000	$--
Short-term note payable	97,158	63,520
Accounts payable	2,465,394	2,715,180
Accrued expenses	2,548,106	644,366
Deferred revenue	1,667,969	96,674
Short-term portion of long-term debt	486,707	--
Short-term portion of capital lease obligation	107,141	118,246

Total current liabilities	9,512,475	3,637,986
Deferred income tax liability	156,891	--
Long-term debt, net of current portion	1,117,230	--
Capital lease obligation, net of current portion	95,248	162,976

Total liabilities	10,881,844	3,800,962

Stockholders’ equity:
Common stock, $0.001 par value; 110,000,000 shares
authorized; 58,275,514 and 52,558,697 shares issued and
outstanding, respectively	58,276	52,559
Stock warrants	38,666	38,666
Additional paid-in capital	67,194,788	60,873,273
Accumulated deficit	(54,591,956)	(53,501,504)

Total stockholders’ equity	$12,699,774	$7,462,994

Total liabilities and stockholders’ equity	$23,581,618	$11,263,956

WidePoint Corporation	Page 4 of 7

WIDEPOINT CORPORATION AND SUBSIDIARIES
Consolidated statements of operations

	For the Years Ended December 31,
	2008	2007
Revenues, net	$35,458,953	$14,129,439
Cost of revenues (including depreciation and	28,877,994	10,325,916
amortization of $846,340 and 446,387, respectively)
Gross profit	6,580,959	3,803,523

Sales and marketing	901,007	806,556
General and administrative (including SFAS123	6,246,914	3,521,397
(R) stock compensation expense of $563,108 and
$174,716, respectively)
Depreciation expense	160,565	83,458

Loss from operations	(727,527)	(607,888)

Other income (expenses):
Interest income	134,531	104,248
Interest expense	(336,638)	(13,539)
Other expense	(3,927)	--

Net loss before provision for income taxes	(933,561)	(517,179)

Deferred income tax expense	156,891	--

Net loss	(1,090,452)	(517,179)

Basic and diluted net loss per share	$(0.02)	$(0.01)

Basic and diluted weighted-average shares outstanding	56,673,952	52,401,705

WidePoint Corporation	Page 5 of 7

WIDEPOINT CORPORATION AND SUBSIDIARIES
Consolidated Statements of Cash Flows

	For the Years Ended December 31,
	2008	2007
Cash flows from operating activities:
Net loss	$(1,090,452)	$(517,179)
Adjustments to reconcile net loss to net cash provided by (used in)
operating activities
Deferred income tax expense	156,891	--
Depreciation expense	218,052	125,415
Amortization expense	788,852	404,430
Amortization of deferred financing costs	8,571	--
Stock options expense	563,108	174,716
Loss (Gain) on disposal of equipment	3,927	--
Changes in assets and liabilities, net of business combination
Accounts receivable and unbilled accounts receivable	1,436,910	1,411,612
Prepaid expenses and other assets	145,411	134,583
Accounts payable and accrued expenses	(1,123,802)	(1,710,561)
Deferred revenue	1,571,295	(467,920)

Net cash provided by (used in) operating activities	2,678,763	(444,904)

Cash flows from investing activities:
Purchase of asset/subsidiary, net of cash Acquired	(5,192,020)	_
Software development costs	(123,490)	(211,679)
Proceeds from sale of office equipment	250	--
Purchases of property and equipment	(96,300)	(131,565)

Net cash used in investing activities	(5,411,560)	(343,244)

Cashflows from financing activities:
Borrowings on notes payable	3,800,000	--
Principal payments on notes payable	(2,315,060)	(103,537)
Principal payments under capital lease obligation	(120,307)	(56,127)
Costs related to registration statement	--	(29,720)
Costs related to financing purchase of subsidiary	(13,713)	--
Proceeds from issuance of stock	4,080,000	--
Costs related to issuance of stock	(169,088)	--
Proceeds from exercise of stock options	14,400	34,710

Net cash provided by (used in) financing activities	5,276,232	(154,674)

Net (decrease) increase in cash	2,543,435	(942,822)
Cash and cash equivalents, beginning of period	$1,831,991	$2,774,813

Cash and cash equivalents, ending of period	$4,375,426	$1,831,991

WidePoint Corporation	Page 6 of 7

Supplementary Cash Flow Information:
Cash paid for -
Interest	$178,088	$13,539
Taxes	--	--
Supplementary Disclosure of non-cash Investing and Financing Activities:
Promissory Note issued for iSYS acquisition	$2,000,000	$--
Value of 1.5 million common shares issued as consideration in the	$1,800,000	$--
acquisition of iSYS
Value of 184,817 earnout shares issued as additional consideration	$38,812	$--
in the acquisition of iSYS
Insurance policies financed by short term notes payable	$142,657	$110,725
Capital leases for acquisition of property and equipment	$41,473	$224,478

WidePoint Corporation	Page 7 of 7